Exhibit 99.1

Contact:	Kelly Delany
Director of Communications
805.699.3384
kdelany@somera.com

Somera Reports Third-Quarter 2003 Results

SANTA BARBARA, Calif. – October 23, 2003 — Somera Communications (Nasdaq:SMRA), a leading global provider of network equipment asset management solutions, today announced its financial results for the third quarter of 2003.

Total revenue was $30.8 million, compared with $50.5 million for the third quarter of 2002. Net loss was $4.5 million, or a loss of $0.09 per share, compared with net income of $192,000, or break-even on a per-share basis, for the same period a year ago.

Somera’s blended gross margin for the third quarter was 21%, compared with 32% for the third quarter of 2002. The decline resulted principally from non-cash charges totaling $3.2 million (10% of revenue) for the write-off of damaged and missing inventory and the write-down of other inventory to reduce its carrying value to current market prices. These actions followed the consolidation of all inventories to Somera’s new technology integration and deployment center in Dallas, Texas and the implementation of a new serialization process for each item in the consolidated inventory.

“Our third-quarter performance was impacted primarily by reduced equipment sales to major wireline operators in North America and inefficiencies in the execution of our business model,” said Steve Cordial, acting President and Chief Executive Officer and Chief Financial Officer. “We need to get back to basics and focus on improving our near-term performance and returning to profitability, while strengthening our market position for the long-term.”

Continued Cordial, “Toward this end, we’ve taken a hard look at our operations, markets and opportunities. As a result, we’ve developed a 5-point plan to achieve our goal of renewed growth and profitability:

•	Focus on our core business of buying and selling equipment and our competitive advantage in this business.
•	Concentrate on market segments in which Somera makes a difference by helping customers more efficiently manage their equipment assets.
•	Continue to build momentum in international markets, which have demonstrated a solid return on investment.
•	Improve operating efficiencies by integrating sales teams, simplifying processes, streamlining information flow, and flattening the organization.

Somera Communications

Thursday, October 23, 2003

•	Run our business within an expense structure that is aligned with historical and anticipated revenue run rates.

“We believe this focused strategy will enable us to compete more aggressively and execute our business model more efficiently, thereby improving our overall performance toward a return to profitability,” added Cordial.

Outlook

Somera believes that, if the execution of its 5-point plan is successful in strengthening revenue growth, improving gross margin and reducing operating expenses as a percentage of revenue, then the company would expect to achieve break-even results by the second quarter of 2004.

Teleconference and Webcast

Management’s teleconference is scheduled for 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today and is open to everyone. Please dial 1-800-838-4403 at least five minutes before start time. The call will be simultaneously webcast on the Investor Relations page of the Somera Web site at www.somera.com. Interested listeners will need to have Microsoft Media Player installed on their computers. A replay will be available from one hour after the call ends through November 23, 2003, 11:59 p.m. Eastern Time/8:59 p.m. Pacific Time, at 1-800-428-6051, passcode 308873.

About Somera Communications

Somera provides equipment asset management solutions designed to help telecom operators better manage their networks and equipment asset base more efficiently and cost-effectively. The company’s unique equipment and services offerings directly support their customers’ need to optimize their networks while stretching capital budgets and lowering operating expenses. Somera provides quality, tested new and redeployed equipment, equipment disposition programs to transform idle assets into needed currency, and equipment services for planning, deployment, and maintenance. Founded in 1995, Somera has developed an impressive base of over 1,400 customers worldwide, including the industry leaders from each segment of the telecommunications market. Visit Somera on the Web at www.somera.com.

This news release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding the company’s focus on its core business of buying and selling equipment and its competitive advantage; concentration on market segments in which Somera can help its customers more efficiently manage their equipment assets; focus on continued international growth and return on investment; improvement of operating efficiencies in sales teams, processes, information flow, and organization; the company’s cost and expense structure and its alignment with historical and anticipated revenue run

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Thursday, October 23, 2003

rates; and the company’s articulated desire to, improve future performance, increase its market share and return to profitability, and specifically to execute its 5-point plan, generate revenue growth, improve gross margin, reduce operating expenses as a percentage of total revenue and achieve break-even results by the second quarter of 2004. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, particularly those affecting the telecommunications industry; capital equipment spending levels in the telecommunications industry; the impact of competition in the market for supplying equipment to telecommunications operators; the risk of potential shortage of product supply; risks regarding the company’s ability to expand international operations and build services capabilities; and other factors fully described in the company’s reports to the Securities and Exchange Commission (SEC), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and Quarterly Reports on Form 10-Q. Actual results may differ materially from the statements contained in this news release. The company does not undertake to update any forward-looking statements that may be made by or on behalf of the company. Copies of Somera’s SEC filings may be obtained by contacting Investor Relations, Somera Communications, at 1-805-681-3322.

Somera Communications

Thursday, October 23, 2003

SOMERA COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	September 30, 2003	December 31, 2002
ASSETS

Current Assets:
Cash and cash equivalents	$40,525	$50,431
Short-term investments	5,000	—
Accounts receivable, net	16,879	25,065
Inventories, net	12,294	25,480
Deferred tax asset, current portion	4,811	7,422
Other current assets	7,239	5,924
Total current assets	86,748	114,322

Property and equipment, net	6,761	7,064
Deferred tax asset, net of current portion	21,561	13,891
Other assets	143	1,838
Intangible assets	1,927	27,975

Total assets	$117,140	$165,090

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$10,247	$19,910
Accrued compensation	1,821	3,105
Other accrued liabilities	3,717	8,292
Deferred revenue	1,479	5,683
Income taxes payable	732	—

Total current liabilities	17,996	36,990

Stockholders’ Equity	99,144	128,100

Total liabilities and stockholders’ equity	$117,140	$165,090

Somera Communications

Thursday, October 23, 2003

SOMERA COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Equipment revenue	$26,393	$47,054	$89,750	$144,323
Service revenue	4,367	3,441	12,801	10,390
Total revenue	30,760	50,495	102,551	154,713

Equipment cost of revenue	21,070	32,315	66,851	96,618
Service cost of revenue	3,246	2,245	10,268	7,113
Total cost of revenue	24,316	34,560	77,119	103,731

Gross profit	6,444	15,935	25,432	50,982

Operating expenses:
Selling, general & administrative	12,714	15,667	38,651	43,396
Amortization of intangible assets	50	127	702	381
Restructuring charges	—	—	25,329	0

Total operating expenses	12,764	15,794	64,682	43,777

(Loss) income from operations	(6,320)	141	(39,250)	7,205

Interest and other income, net	70	181	491	889

(Loss) income before income taxes	(6,250)	322	(38,759)	8,094

Income tax (benefit) provision	(1,763)	130	(9,435)	3,278

Net (loss) income	(4,487)	192	(29,324)	4,816

Net (loss) income per share—basic	(0.09)	0.00	(0.60)	0.10

Net (loss) income per share—diluted	(0.09)	0.00	(0.60)	0.10

Weighted average number of shares outstanding:
Basic	49,150	48,695	49,065	48,630
Diluted	49,150	48,920	49,065	49,532